                         INVESTMENT ADVISORY AGREEMENT
                                    BETWEEN
                           THE VICTORY PORTFOLIOS AND
                        VICTORY CAPITAL MANAGEMENT INC.

      AGREEMENT made as of the 1st day of August, 2013, by and between The Victory Portfolios (the "Trust"), a Delaware statutory trust which may issue one or more series of shares of beneficial interest, and Victory Capital Management Inc., a New York corporation (the "Adviser").

      WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Trust desires to retain the Adviser to furnish investment advisory services to the funds listed on Schedule A individually and not jointly (each, a "Fund" and collectively, the "Funds"), and the Adviser represents that it is willing and possesses legal authority to so furnish such services;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.    APPOINTMENT.

(a) GENERAL. The Trust hereby appoints the Adviser to act as investment adviser to the Funds for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

(b) EMPLOYEES OF AFFILIATES. The Adviser may, in its discretion, provide such services through its own employees or the employees of one or more affiliated companies that are qualified to act as an investment adviser to the Trust under applicable laws; PROVIDED that (i) all persons, when providing services hereunder, are functioning as part of an organized group of persons, and (ii) such organized group of persons is managed at all times by authorized officers of the Adviser.

(c) SUB-ADVISERS. It is understood and agreed that the Adviser may from time to time employ or associate with such other entities or persons as the Adviser believes appropriate to assist in the performance of this Agreement with respect to a particular Fund or Funds (each a "Sub-Adviser"), and that any such Sub-Adviser shall have all of the rights and powers of the Adviser set forth in this Agreement; PROVIDED that a Fund shall not pay any additional compensation for any Sub-Adviser and the Adviser shall be as fully responsible to the Trust for the acts and omissions of the Sub-Adviser as it is for its own acts and omissions; and PROVIDED FURTHER that the retention of any Sub-Adviser shall be approved in advance by (i) the Board of Trustees of the Trust and (ii) the shareholders of the relevant Fund if required under any applicable provisions of the 1940 Act or any exemptive relief granted thereunder. The Adviser will review, monitor and report to the Trust's

      Board of Trustees regarding the performance and investment procedures of any Sub-Adviser. In the event that the services of any Sub-Adviser are terminated, the Adviser may provide investment advisory services pursuant to this Agreement to the Fund without a Sub-Adviser or employ another Sub-Adviser without further shareholder approval, to the extent consistent with the 1940 Act or any exemptive relief granted thereunder. A Sub-Adviser may be an affiliate of the Adviser.

      2. DELIVERY OF DOCUMENTS. The Trust has delivered to the Adviser copies of each of the following documents along with all amendments thereto through the date hereof, and will promptly deliver to it all future amendments and supplements thereto, if any:

(a)   the Trust's Trust Instrument;

(b)   the Bylaws of the Trust;

(c) resolutions of the Board of Trustees of the Trust authorizing the execution and delivery of this Agreement;

(d) the most recent Post-Effective Amendment to the Trust's Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, on Form N-1A as filed with the Securities and Exchange Commission (the "Commission");

(e) Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission; and

(f) the currently effective Prospectuses and Statements of Additional Information of the Funds.

3.    INVESTMENT ADVISORY SERVICES.

(a) MANAGEMENT OF THE FUNDS. The Adviser hereby undertakes to act as investment adviser to the Funds. The Adviser shall regularly provide investment advice to the Funds and continuously supervise the investment and reinvestment of cash, securities and other property composing the assets of the Funds and, in furtherance thereof, shall:

      (i)   supervise all aspects of the operations of the Trust and each Fund;

      (ii) obtain and evaluate pertinent economic, statistical and financial data, as well as other significant events and developments, which affect the economy generally, the Funds' investment programs, and the issuers of securities included in the Funds' investment portfolios and the industries in which they engage, or which may relate to securities or other investments which the Adviser may deem desirable for inclusion in a Fund's investment portfolio;

      (iii) determine which issuers and securities shall be included in the portfolio of each Fund;

      (iv)  furnish a continuous investment program for each Fund;

      (v) in its discretion and without prior consultation with the Trust, buy, sell, lend and otherwise trade any stocks, bonds and other securities and investment instruments on behalf of each Fund; and

      (vi) take, on behalf of each Fund, all actions the Adviser may deem necessary in order to carry into effect such investment program and the Adviser's functions as provided above, including the making of appropriate periodic reports to the Trust's Board of Trustees.

(b) COVENANTS. To the extent the Fund has adopted or adopts a "manager of managers" structure in reliance on the Manager of Managers Order, subject to the review of the Board of Trustees, the Adviser shall serve as the investment adviser. The Adviser shall carry out its investment advisory and supervisory responsibilities in a manner consistent with the investment objectives, policies, and restrictions provided in: (i) each Fund's Prospectus and Statement of Additional Information as revised and in effect from time to time; (ii) the Trust's Trust Instrument, Bylaws or other governing instruments, as amended from time to time; (iii) the 1940 Act; (iv) other applicable laws; and (v) such other investment policies, procedures and/or limitations as may be adopted by the Trust with respect to a Fund and provided to the Adviser in writing. The Adviser agrees to use reasonable efforts to manage each Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and regulations issued thereunder (the "Code"), except as may be authorized to the contrary by the Trust's Board of Trustees. The management of the Funds by the Adviser shall at all times be subject to the review of the Trust's Board of Trustees.

(c) BOOKS AND RECORDS. Pursuant to applicable law, the Adviser shall keep each Fund's books and records required to be maintained by, or on behalf of, the Funds with respect to advisory services rendered hereunder. The Adviser agrees that all records which it maintains for a Fund are the property of the Fund and it will promptly surrender any of such records to the Fund upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records of the Fund required to be preserved by such Rule.

(d) REPORTS, EVALUATIONS AND OTHER SERVICES. The Adviser shall furnish reports, evaluations, information or analyses to the Trust with respect to the Funds and in connection with the Adviser's services hereunder as the Trust's Board of Trustees may request from time to time or as the Adviser may otherwise deem to be desirable. The Adviser shall make recommendations to the Trust's Board of Trustees with respect to Trust policies, and shall carry out such policies as are adopted by the Board of Trustees. The Adviser shall, subject to review by the

      Board of Trustees, furnish such other services as the Adviser shall from time to time determine to be necessary or useful to perform its obligations under this Agreement.

(e) PURCHASE AND SALE OF SECURITIES. The Adviser shall place all orders for the purchase and sale of portfolio securities for each Fund with brokers or dealers selected by the Adviser, which may include brokers or dealers affiliated with the Adviser to the extent permitted by the 1940 Act and the Trust's policies and procedures applicable to the Funds. The Adviser shall use its best efforts to seek to execute portfolio transactions at prices which, under the circumstances, result in total costs or proceeds being the most favorable to the Funds. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, research services provided to the Adviser, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In no event shall the Adviser be under any duty to obtain the lowest commission or the best net price for any Fund on any particular transaction, nor shall the Adviser be under any duty to execute any order in a fashion either preferential to any Fund relative to other accounts managed by the Adviser or otherwise materially adverse to such other accounts.

(f) SELECTION OF BROKERS OR DEALERS. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Adviser, the Funds and/or the other accounts over which the Adviser exercises investment discretion. The Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that the total commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to accounts over which it exercises investment discretion. The Adviser shall report to the Board of Trustees of the Trust regarding overall commissions paid by the Fund and their reasonableness in relation to their benefits to the Fund. Any transactions for a Fund that are effected through an affiliated broker-dealer on a national securities exchange of which such broker-dealer is a member will be effected in accordance with Section 11(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including Rule lla22(T). The Fund hereby authorizes any such broker or dealer to retain commissions for effecting such transactions and to pay out of such retained commissions any compensation due to others in connection with effectuating those transactions.

(g) AGGREGATION OF SECURITIES TRANSACTIONS. In executing portfolio transactions for a Fund, the Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased with those of other Funds or its other clients if, in the Adviser's reasonable judgment, such aggregation
      (i) will result in an overall economic benefit to the Fund, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses, and trading requirements, and (ii) is not inconsistent with the policies set forth in the Trust's registration statement and the Fund's Prospectus and Statement of Additional Information. In such event, the Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in an equitable manner, consistent with its fiduciary obligations to the Fund and such other clients.

4.    REPRESENTATIONS AND WARRANTIES.

(a)   The Adviser hereby represents and warrants to the Trust as follows:

      (i) The Adviser is a corporation duly organized and in good standing under the laws of the State of New York and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

      (ii) The Adviser is registered as an investment adviser with the Commission under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is registered or licensed as an investment adviser under the laws of all applicable jurisdictions. The Adviser shall maintain such registrations or licenses in effect at all times during the term of this Agreement.

      (iii) The Adviser at all times shall provide its best judgment and effort to the Trust in carrying out the Adviser's obligations hereunder.

(b)   The Trust hereby represents and warrants to the Adviser as follows:

      (i) The Trust has been duly organized as a statutory trust under the laws of the State of Delaware and is authorized to enter into this Agreement and carry out its terms.

      (ii) The Trust is registered as an investment company with the Commission under the 1940 Act and shares of each Fund are registered for offer and sale to the public under the 1933 Act and all applicable state securities laws where currently sold. Such registrations will be kept in effect during the term of this Agreement.

      5. COMPENSATION. As compensation for the services which the Adviser is to provide or cause to be provided pursuant to Paragraph 3, each Fund shall pay to the Adviser out of Fund assets an annual fee, computed and accrued daily and paid in arrears on the first business day of every month, at the rate set forth opposite such Fund's name on Schedule A, which shall be a percentage of the average daily net assets of the Fund (computed in the manner set forth in the Fund's most recent Prospectus and Statement of Additional Information) determined as of the close of business on each business day throughout the month. At the request of the Adviser, some or all of such fee shall be paid directly to a Sub-Adviser. The fee for any partial month under this Agreement shall be calculated on a proportionate basis. In the event that the total expenses of a Fund exceed the limits on investment company expenses imposed by any statute or any regulatory authority of any jurisdiction in which shares of such Fund are qualified for offer and sale, the Adviser will bear the amount of such excess, except: (i) the Adviser shall not be required to bear such excess to an extent greater than the compensation due to the Adviser for the period for which such expense limitation is required to be calculated unless such statute or regulatory authority shall so require; and (ii) the Adviser shall not be required to bear the expenses of a Fund to an extent which would result in the Fund's or Trust's inability to qualify as a regulated investment company under the provisions of Subchapter M of the Code.

      6. INTERESTED PERSONS. It is understood that, to the extent consistent with applicable laws, the Trustees, officers and shareholders of the Trust are or may be or become interested in the Adviser as directors, officers or otherwise and that directors, officers and shareholders of the Adviser are or may be or become similarly interested in the Trust.

      7. EXPENSES. As between the Adviser and the Funds, the Funds will pay for all their expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by the Funds shall include, without limitation, (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments, which the parties acknowledge might be higher than other brokers would charge when a Fund utilizes a broker which provides brokerage and research services to the Adviser as contemplated under Paragraph 3 above; (iii) fees and expenses of the Trust's Trustees that are not employees of the Adviser; (iv) legal and audit expenses; (v) administrator, custodian, pricing and bookkeeping, registrar and transfer agent fees and expenses; (vi) fees and expenses related to the registration and qualification of the Funds' shares for distribution under state and federal securities laws; (vii) expenses of printing and mailing reports and notices and proxy material to shareholders, unless otherwise required; (viii) all other expenses incidental to holding meetings of shareholders, including proxy solicitations therefor, unless otherwise required;
(ix) expenses of typesetting for printing Prospectuses and Statements of Additional Information and supplements thereto; (x) expenses of printing and mailing Prospectuses and Statements of Additional Information and supplements thereto sent to existing shareholders; (xi) insurance premiums for fidelity bonds and other coverage to the extent approved by the Trust's Board of Trustees; (xii) association membership dues authorized by the Trust's Board of Trustees; and (xiii) such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust is a party (or to which the Funds' assets are subject) and any legal obligation for which the Trust may have to provide indemnification to the Trust's Trustees and officers.

      8. NON-EXCLUSIVE SERVICES; LIMITATION OF ADVISER'S LIABILITY. The services of the Adviser to the Funds are not to be deemed exclusive and the Adviser may render similar services to others and engage in other activities. The Adviser and its affiliates may enter into other agreements with the Funds and the Trust for providing additional services to the Funds and the Trust which are not covered by this Agreement, and to receive additional compensation for such services. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, or a breach of fiduciary duty with respect to receipt of compensation, neither the Adviser nor any of its directors, officers, shareholders, agents, or employees shall be liable or responsible to the Trust, the Funds or to any shareholder of the Funds for any error of judgment or mistake of law or for any act or omission in the course of, or connected with, rendering services hereunder or for any loss suffered by the Trust, a Fund or any shareholder of a Fund in connection with the performance of this Agreement.

      9. EFFECTIVE DATE; MODIFICATIONS; TERMINATION. This Agreement shall become effective as of the date first above written, provided that it shall have been approved by a majority of the outstanding voting securities of each Fund, in accordance with the requirements of the 1940 Act, or such later date as may be agreed by the parties following such shareholder approval.

      (a) This Agreement shall continue in force until December 31, 2014. Thereafter, this Agreement shall continue in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually (i) by a vote of the majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval and (ii) by a vote of the Board of Trustees of the Trust or a majority of the outstanding voting shares of the Fund.

      (b) The modification of any of the non-material terms of this Agreement may be approved by a vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

      (c) Notwithstanding the foregoing provisions of this Paragraph 9, either party hereto may terminate this Agreement at any time on sixty (60) days' prior written notice to the other, without payment of any penalty. Such a termination by the Trust may be effected severally as to any particular Fund, and shall be effected as to any Fund by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund. This Agreement shall terminate automatically in the event of its assignment.

      10. LIMITATION OF LIABILITY OF TRUSTEES AND SHAREHOLDERS. The Adviser acknowledges the following limitation of liability:

The terms "The Victory Portfolios" and "Trustees" refer, respectively, to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Trust Instrument, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the State of Delaware, such reference being inclusive of any and all amendments thereto so filed or hereafter filed. The obligations of "The Victory Portfolios" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with the Trust or a Fund must look solely to the assets of the Trust or Fund for the enforcement of any claims against the Trust or Fund.

      11. SERVICE MARK. The service mark of the Trust and the name "Victory" (and derivatives thereof) have been licensed to the Trust by the Adviser, pursuant to a License Agreement, and their continued use is subject to the right of the Adviser to withdraw this permission under the License Agreement in the event the Adviser or an affiliate of the Adviser is not the investment adviser to the Trust.

      12. CERTAIN DEFINITIONS. The terms "vote of a majority of the outstanding voting securities," "assignment," "control," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act. References in this Agreement to the 1940 Act and the Advisers Act shall be construed as references to such laws as now in effect or as hereafter amended, and shall be understood as inclusive of any applicable rules, interpretations and/or orders adopted or issued thereunder by the Commission.

      13. INDEPENDENT CONTRACTOR. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, have no authority to act for or represent a Fund in any way or otherwise be deemed an agent of a Fund.

      14. STRUCTURE OF AGREEMENT. The Trust is entering into this Agreement on behalf of the respective Funds severally and not jointly. The responsibilities and benefits set forth in this Agreement shall refer to each Fund severally and not jointly. No Fund shall have any responsibility for any obligation of any other Fund arising out of this Agreement. Without otherwise limiting the generality of the foregoing:

      (a) any breach of any term of this Agreement regarding the Trust with respect to any one Fund shall not create a right or obligation with respect to any other Fund;

      (b) under no circumstances shall the Adviser have the right to set off claims relating to a Fund by applying property of any other Fund; and

      (c) the business and contractual relationships created by this Agreement, consideration for entering into this Agreement, and the consequences of such relationship and consideration relate solely to the Trust and the particular Fund to which such relationship and consideration applies.

      This Agreement is intended to govern only the relationships between the Adviser, on the one hand, and the Trust and the Funds, on the other hand, and (except as specifically provided above in this Paragraph 14) is not intended to and shall not govern (i) the relationship between the Trust and any Fund or (ii) the relationships among the respective Funds.

      15. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or the Advisers Act or any rule or regulation of the SEC thereunder.

      16. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

      17. NOTICES. Notices of any kind to be given to the Trust hereunder by the Adviser shall be in writing and shall be duly given if mailed or delivered to 3435 Stelzer Road, Columbus, Ohio 43219-3035, Attention: Chair of the Board; with a copy to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York, 10104, Attention: Jay G. Baris, Esq., or at such other address or to such individual as shall be so specified by the Trust to the Adviser. Notices of any kind to be given to the Adviser hereunder by the Trust shall be in writing and shall be duly given if mailed or delivered to the Adviser at 4900 Tiedeman Road, 4th Floor, Brooklyn, Ohio 44144, Attention: President, with a copy to Christopher K. Dyer, or at such other address or to such individual as shall be so specified by the Adviser to the Trust. Notices shall be effective upon delivery.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date written above.

THE VICTORY PORTFOLIOS                          VICTORY CAPITAL MANAGEMENT INC.
On behalf of the Funds listed on Schedule A, individually and not jointly


By: /s/ Michael Policarpo                       By: /s/ David Brown
    ---------------------------------------         ----------------------------
Name:  Michael Policarpo                        Name:  David Brown
Title: President                                Title: Chief Executive Officer

                                   SCHEDULE A
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                                    BETWEEN
                             THE VICTORY PORTFOLIOS
                                      AND
                        VICTORY CAPITAL MANAGEMENT INC.

                              DATED AUGUST 1, 2013

                                                                  APPROVED
                                                                     BY         APPROVED BY      MUST BE
  NAME OF FUND                         FEE*                     SHAREHOLDERS     TRUSTEES      APPROVED BY
-----------------       --------------------------------------  ------------    -----------    -------------
1. Balanced Fund        0.60% on the first $400 million, 0.55%  June 7, 2013    December 3,    December 31,
                        on the next $400 million, and 0.50% on                  2014           2015
                        assets in excess of $800 million

2. Diversified          0.65% on the first $800 million, 0.60%  June 21,        December 3,    December 31,
   Stock Fund           on the next $1.6 billion, and 0.55% on  2013            2014           2015
                        assets in excess of $2.4 billion

3. Dividend             0.70% on the first $1.5 billion, 0.65%  May 17,         December 3,    December 31,
   Growth Fund          on the next $1.5 billion, and 0.60% on  2013            2014           2015
                        assets in excess of $3 billion

4. Emerging             1.25%                                   March 31,       February 19,   December 31,
   Markets Small                                                 2014            2014           2015
   Cap Fund

5. Established          0.65% on the first $100 million, 0.55%  June 7, 2013    December 3,    December 31,
   Value Fund           on the next $100 million, and 0.45% on                  2014           2015
                        assets in excess of $200 million

6. Fund for Income      0.50% on the first $400 million, 0.45%  June 7, 2013    December 3,    December 31,
                        on the next $400 million, and 0.40% on                  2014           2015
                        assets in excess of $800 million

7. Global Equity        0.80% on the first $2.5 billion, 0.75%  May 17,         December 3,    December 31,
   Fund                 on the next $2.5 billion, and 0.70% on  2013            2014           2015
                        assets in excess of $5 billion

8. Integrity Mid-       0.75% of the first $500 million of      October 31,     May 22, 2014   December 31,
   Cap Value Fund       average daily net assets; and 0.70% of  2014                           2015
                        average daily net assets in excess of
                        $500 million

9. Integrity Micro-      1.00%                                   October 31,     May 22, 2014   December 31,
   Cap Equity                                                    2014                           2015
   Fund

------------

* Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds' total expenses for a definite period of time.

10. Integrity Small-    0.90% of the first $300 million of      October 31,     May 22, 2014   December 31,
    Cap Value Fund      average daily net assets; and 0.85% of  2014                           2015
                        average daily net assets in excess of
                        $300 million

11. Integrity           0.90% of the first $300 million of      October 31,     May 22, 2014   December 31,
    Small/Mid-Cap       average daily net assets; and 0.85% of  2014                            2015
    Value Fund          average daily net assets in excess of
                        $300 million

12. International       0.80% on the first $2.5 billion, 0.75%  May 17,         December 3,    December 31,
    Fund                on the next $2.5 billion, and 0.70% on  2013            2014           2015
                        assets in excess of $5 billion

13. International       0.80% on the first $2.5 billion, 0.75%  May 17,         December 3,    December 31,
    Select Fund         on the next $2.5 billion, and 0.70% on  2013            2014           2015
                        assets in excess of $5 billion

14. Investment          0.75% on the first $400 million, 0.65%  May 17,         December 3,    December 31,
    Grade               on the next $400 million, and 0.60% on  2013            2014           2015
    Convertible         assets in excess of $800 million
    Fund

15. Large Cap           0.75% on the first $400 million, 0.65%  June 7, 2013    December 3,    December 31,
    Growth Fund         on the next $400 million and 0.60% on                   2014           2015
                        assets in excess of $800 million

16. Munder              1.10%                                   October 31,     May 22, 2014   December 31,
    Emerging                                                    2014                           2015
    Markets Small
    Cap Fund

17. Munder Growth       0.75% of the first $1 billion of        October 31,     May 22, 2014   December 31,
    Opportunities       average daily net assets; 0.72% of the  2014                           2015
    Fund                next $1 billion; and 0.70% of average
                        daily net assets in excess of $2
                        billion

18. Munder Index        0.20% of the first $250 million of      October 31,     May 22, 2014   December 31,
    500 Fund            average daily net assets; 0.12% of the  2014                           2015
                        next $250 million; and 0.07% of
                        average daily net assets in excess of
                        $500 million

19. Munder              0.80% on the first $1 billion of        October 31,     May 22, 2014   December 31,
    International       average daily assets; and 0.75% of the  2014                           2015
    Fund-Core           average daily net assets in excess of
    Equity              $300 million


20. Munder              0.95% on the first $1 billion of        October 31,     May 22, 2014   December 31,
    International       average daily net assets; and 0.90% of  2014                           2015
    Small-Cap Fund      the average daily net assets in excess
                        of $1 billion

21. Munder Mid-         0.75% on the first $6 billion of        October 31,     May 22, 2014   December 31,
    Cap Core            average daily net assets, 0.70% on      2014                           2015
    Growth Fund         the next $2 billion, and 0.65% on
                        average daily net assets exceeding $8
                        billion

22. Munder Total        0.40%                                   October 31,     May 22, 2014   December 31,
    Return Bond                                                 2014                           2015
    Fund




23. National            0.55% of the first $400 Million, 0.50%  May 17,         December 3,    December 31,
    Municipal Bond      on the next $400 million, and 0.45% on  2013            2014           2015
    Fund                assets in excess of $800 million

24. Ohio Municipal      0.55% on the first $400 million, 050%   May 17,         December 3,    December 31,
    Bond Fund           on the next $400 million, and 0.45% on  2013            2014           2015
                        assets in excess of $800 million

25. Select Fund         0.65% on the first $2.5 billion, 0.60%  December        October 23,    December 31,
                        on the next $2.5 billion, and 0.60% on  31, 2013        2013           2015
                        assets in excess of $5 billion

26. Small Company       0.85% on the first $500 million, 0.75%  May 17,         December 3,    December 31,
    Opportunity         on assets in excess of $500 million     2013            2014           2015
    Fund

27. Special Value       0.75% on the first $400 million, 0.65%  August 15,      December 3,    December 31,
    Fund                on the next $400 million, and 0.60% on  2013            2014           2015
                        assets in excess of $800 million

Current as of December 3, 2014

                                       THE VICTORY PORTFOLIOS

                                       By:     /s/ Christopher Dyer
                                               -----------------------------
                                               Christopher Dyer
                                       Title:  President

                                       Accepted:

                                       VICTORY CAPITAL MANAGEMENT INC.

                                       By:     Michael Policarpo
                                               -----------------------------

                                       Title:  CFO